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Exhibit 99.2

Hay Hall Holdings Limited

Independent Auditors' Report

To the shareholders of Hay Hall Holdings Limited

Hay Hall Holdings Limited
Group Headquarters
Hay Hall Works
134 Redfern Road
Tyseley
Birmingham
B11 2BE

We have audited the accompanying consolidated balance sheet of Hay Hall Holdings Limited as of December 31, 2004 and the related consolidated profit and loss account and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hay Hall Holdings Limited at December 31, 2004, and the results of its consolidated profit and loss account and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United Kingdom, which differ in certain respects from those followed in the United States, as described in Note 27 to the financial statements.

/s/ BDO STOY HAYWARD LLP
Chartered Accountants Birmingham, United Kingdom

29 July 2005 except for Note 27, as to which the date is 16 January 2006

Consolidated Profit and Loss account

For the period ended 31 December 2004

	Notes	Period ended 31 December 2004
		£'000
Turnover	2	9,707
Operating costs less other income	3	(9,203)

Operating profit	4	504
Interest receivable		7
Interest payable	5	(309)

Profit on ordinary activities before taxation		202
Tax on profit on ordinary activities	8	(71)

		131
Minority interests		(18)

Profit for the financial period		113

        All the group's turnover and operating profit were derived from an acquisition in the period.

The accompanying notes are an integral part of this profit and loss account.

Consolidated statement of total recognised gains and losses

For the period ended 31 December 2004

Period ended 31 December 2004
£'000
Profit for the financial period	113
Loss on foreign currency translation	(36)

Total recognised gains and losses relating to the period	77

Consolidated Balance Sheet

31 December 2004

	Notes	2004
		£'000
Fixed assets
Goodwill	9	735
Tangible assets	10	6,397
Investments	11	13

		7,145
Current assets
Stocks	12	7,647
Debtors	13	7,834
Cash at bank and in hand		1,958

		17,439
Creditors: Amounts falling due within one year	14	(12,464)

Net current assets		4,945

Total assets less current liabilities		12,120

Financed by:
Creditors: Amounts falling due after more than one year
Obligations under finance leases and hire purchase contracts	15	312
Borrowings	16	9,583

		9,895

Capital and reserves
Called-up share capital	18	2,130
Profit and loss account	19	77

Shareholders' funds	20	2,207

Minority interests	21	18

		12,120

        The accounts were approved by the board of directors on 29 July 2005 and signed on its behalf by:

/s/ P N Baldrey
P N Baldrey

        Note 27 was approved by the board of directors on 16 January 2006 and signed on its behalf by:

/s/ P N Baldrey
P N Baldrey

The accompanying notes are an integral part of this consolidated balance sheet.

Company balance sheet

31 December 2004

	Notes	2004
		£'000
Fixed assets
Investments	11	2,280

Creditors: Amounts falling due after more than one year	14	(150)

Total assets less current liabilities		2,130

Financed by:
Capital and reserves
Called-up share capital	18	2,130
Profit and loss account	19	—

Shareholders' funds	20	2,130

        The accounts were approved by the board of directors on 29 July 2005 and signed on its behalf by:

/s/ P N Baldrey
P N Baldrey

        Note 27 was approved by the board of directors on 16 January 2006 and signed on its behalf by:

/s/ P N Baldrey
P N Baldrey

The accompanying notes are an integral part of this balance sheet.

Cash Flow statement

For the period ended 31 December 2004

	Notes	Period ended 31 December 2004
		£'000
Net cash inflow from operating activities	22	1,565
Returns on investments and servicing of finance
Interest received		7
Interest paid		(365)

Net cash outflow for returns on investments and servicing of finance		(358)

Taxation
Tax paid		(12)

Net cash outflow for taxation		(12)

Capital expenditure
Purchase of tangible fixed assets		(198)
Sale of tangible fixed assets		—

Net cash outflow for capital expenditure		(198)

Acquisition and disposals
Purchase of subsidiary undertaking		(150)
Net cash acquired with subsidiary undertakings		(5,206)
Purchase of investments		(3)

Net cash outflow for acquisition and disposals		(5,359)

Cash outflow before financing		(4,362)

Financing
Capital element of finance lease rental payments		(34)
New loans		3,150
Repayment of loans		(649)

Net cash inflow from financing		2,467

Decrease in cash in the period	23	(1,895)

The accompanying notes are an integral part of this consolidated cash flow statement.

Notes to accounts

1 Accounting policies

        The principal accounting policies are set out below. They have all been applied consistently throughout the period.

a)
Basis of accounting

        The accounts have been prepared under the historical cost convention and in accordance with applicable accounting standards.

b)
Accounting period

        The financial statements cover the period from incorporation on 10 September 2003 to 31 December 2004. The company commenced trading with effect from 30 September 2004.

c)
Basis of consolidation

        The Group accounts consolidate the accounts of Hay Hall Holdings Limited and its material subsidiary undertakings drawn up to 31 December. The results of subsidiaries acquired or sold are consolidated for the periods from or to the date on which control passed. Acquisitions are accounted for under the acquisition method.

        As permitted by Section 230 of the Companies Act 1985, no profit and loss account is presented in respect of Hay Hall Holdings Limited. The retained profit for the financial period of the parent company was £Nil.

d)
Goodwill

        Goodwill arising on acquisitions is capitalised and written off on a straight line basis over its useful economic life which is a maximum of twenty years. Provision is made for any impairment.

e)
Tangible fixed assets

        Tangible fixed assets are shown at cost, net of depreciation and any provision for impairment. Depreciation is provided on alt tangible fixed assets other than freehold land, at rates calculated to write off the cost, less estimated residual value, of fixed assets on a straight-line basis over their expected useful lives, as follows:

Freehold buildings	2% to 3 1/3% per annum
Improvements to short leasehold premises	Over term of lease
Plant and machinery and equipment	4% to 33 1/3% per annum

        Residual value is calculated on prices prevailing at the date of acquisition or revaluation.

        Where depreciation charges are increased following a revaluation, an amount equal to the increase is transferred annually from the revaluation reserve to the profit and loss account as a movement on reserves. On the disposal or recognition of a provision for impairment of a revalued fixed asset, any related balance remaining in the revaluation reserve is also transferred to the profit and loss account as a movement on reserves.

f)
Investments

        Fixed asset investments are shown at cost less provision for impairment.

g)
Stocks

        Stocks are stated at the lower of cost and net realisable value. Cost includes materials, direct labour and an attributable proportion of manufacturing overheads based on normal levels of activity. Net realisable value is based on estimated selling price, less further costs expected to be incurred to completion and disposal. Provision is made for obsolete, slow-moving or defective items where appropriate.

h)
Taxation

        Corporation tax payable is provided on taxable profits at the current rate. Payment is made in certain cases by group companies for group relief surrendered to them.

        Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events that result in an obligation to pay more tax in the future or a right to pay less tax in the future have occurred at the balance sheet date. Timing differences are differences between the company's taxable profits and its results as stated in the financial statements that arise from the inclusion of gains and losses in tax assessments in periods difference from those in which they are recognised in the financial statements.

        A net deferred tax asset is regarded as recoverable and therefore recognised only when, on the basis of all available evidence, it can be regarded as more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

        Deferred tax is not recognised when fixed assets are revalued unless by the balance sheet date there is a binding agreement to see the revalued assets and the gain or loss expected to arise on sale has been recognised in the financial statements. Neither is deferred tax recognised when fixed assets are sold and it is more likely than not that the taxable gain will be rolled over, being charged to tax only if and when the replacements assets are sold.

        Deferred tax is recognised in respect of the retained earnings of overseas subsidiaries and associates only to the extent that, at the balance sheet date, dividends have been accrued as receivable or a binding agreement to distribute past earnings in future has been entered into by the subsidiary or associates.

        Deferred tax is measured at the average tax rates that are expected to apply in the periods in which the timing differences are expected to reverse, based on tax rates and laws that have been enacted or substantively enacted by the balance sheet date. Deferred tax is measured on a non-discounted basis.

i)
Foreign currency

        Transactions in foreign currencies are recorded at the rate of exchange at the date of the transaction or, if hedged, at the forward contract rate. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are reported at the rates of exchange prevailing at that date or, if appropriate, at the forward contract rate. Any gain or loss arising from a change in exchange rates subsequent to the date of the transaction is included as an exchange gain or loss in the profit and loss account.

        The results of overseas operations are translated at the average rates of exchange during the period and their balance sheets at the rates ruling at the balance sheet date. Exchange differences arising on translation of the opening net assets and on foreign currency borrowings, to the extent that they hedge the group's investment in such operations, are dealt with through reserves. All other exchange differences are included in the profit and loss account.

j)
Leases

        Assets held under finance leases, which confer rights and obligations similar to those attached to owned assets, are capitalised as tangible fixed assets and are depreciated over the shorter of the lease terms and their useful lives. The capital elements of future lease obligations are recorded as liabilities, while the interest elements are charged to the profit and loss account over the period of the leases to produce a constant rate of charge on the balance of capital repayments outstanding. Hire purchase transactions are dealt with similarly, except that assets are depreciated over their useful lives.

        Rentals under operating leases are charged on a straight-line basis over the lease term, even if the payments are not made on such a basis.

k)
Turnover

        Turnover represents amounts receivable for goods and services provided in the normal course of business, net of trade discounts, VAT and other sales related taxes.

l)
Pension costs

        The Group operates a defined benefit scheme and a defined contribution scheme which are funded, with the assets of the schemes held separately from those of the Group in separate trustee administered funds. The amount charged to the profit and loss account in respect of the costs of the defined benefit scheme is the estimated regular cost of providing the benefits accrued in the year, adjusted to reflect variations from that cost. The regular cost is calculated so that it represents a substantially level percentage of current and future payroll. Variations from regular cost are charged or credited to the profit and loss account as a constant percentage of payroll over the estimated average remaining working life of scheme members. Differences between amounts charged to the profit and loss account and amounts funded are shown as either provisions or prepayments in the balance sheet. For the defined contribution scheme the amount charged to the profit and loss account in respect of pension costs and other post retirement benefits, is the contribution payable in the year. Differences between contributions payable in the year and the contributions actually paid are shown as either accruals or prepayments in the balance sheet.

m)
Finance costs

        Finance costs of debt and non-equity shares are recognised in the profit and loss account over the term of such instruments at a constant rate on the carrying amount. Where the finance costs for non-equity shares are not equal to the dividends on these instruments, the difference is also accounted for in the profit and loss account as an appropriation of profits.

n)
Debt

        Debt is initially stated at the amount of the net proceeds after deduction of issue costs. The carrying amount is increased by the finance cost in respect of the accounting year and reduced by payments made in the year.

2 Turnover

        Turnover relates to the Group's principal activities as described in the directors' report. An analysis of turnover by geographical destination for the period from 30 September 2004 to 31 December 2004 is as follows:

2004
£'000
UK	3,630
Rest of Europe	2,318
Americas	3,082
Rest of the World	677

9,707

        Turnover by origin is as follows:

2004
£'000
UK	6,538
Rest of Europe	159
USA	1,782
Africa	1,228

9,707

3 Operating costs less other income

2004 Continuing Operations
£'000
Change in stocks of finished goods and work in progress	242
Other operating income	22
Raw materials and consumables	(4,008)
Other external charges	(1,740)
Staff costs	(3,428)
Depreciation and Amortisation	(291)

(9,203)

4 Operating profit

        Operating profit is stated after charging:

2004
£'000
Depreciation of tangible fixed assets	281
Amortisation of goodwill	10
Auditors' remuneration for audit services	19
Operating lease rentals—plant and machinery	40
1;other	110

        Amounts payable to BDO Stoy Hayward LLP in respect of non-audit services were £3,000. Auditors' remuneration for audit services charged to the company profit and loss account of Hay Hall Holdings Limited was £Nil.

5 Interest payable and similar charges

2004
£'000
Bank loans and overdrafts	282
Finance leases and hire purchase contracts	14
Amortisation of loan issue costs	13

309

6 Staff costs

        The average monthly number of employees (including executive directors) was as follows:

2004 Number
Works employees	348
Staff	209

557

        Their aggregate remuneration comprised:

2004
£'000
Wages and salaries	3,035
Redundancy costs	22
Social security costs	295
Other pension costs	76

3,428

7 Directors' remuneration

        The directors did not receive any remuneration from the company during the period.

8 Tax on profit on ordinary activities

        The tax charge (credit) comprises:

2004
£'000
Current tax
UK corporation tax at 30%	10
Overseas tax	45

55
Deferred tax (see note 17)
Origination and reversal of timing differences	16

Total tax on profit on ordinary activities	71

        The difference between the total current tax shown above and the amount calculated by applying the standard rate of UK corporation tax to the profit before tax is as follows:

2004
£'000
Profit on ordinary activities before tax	202

Tax on profit on ordinary activities at standard UK corporation tax rate of 30%	61
Effects of:
Expenses not deductible for tax purposes	12
Capital allowances in excess of depreciation	(20)
Other timing differences	2

Current tax charges for period	55

9 Goodwill

Group	£'000
Cost
Goodwill on acquisition in the year	745

End of period	745

Amortisation
Charge for the period	(10)

End of period	(10)

Net book value
End of period	735

10 Tangible fixed assets

Group	Freehold land and buildings	Short leasehold buildings	Plant, machinery & equipment	Total
	£'000	£'000	£'000	£'000
Cost or valuation
Beginning of period	—	—	—	—
Acquisitions	1,579	219	10,388	12,186
Additions	—	—	198	198
Disposal	—		(153)	(153)
Exchange adjustment	—	(1)	(102)	(103)

End of period	1,579	218	10,331	12,128

Depreciation
Beginning of period	—	—	—	—
Acquisitions	202	107	5,314	5,623
Charge for the period	10	7	264	281
Disposal	—		(153)	(153)
Exchange adjustment	—	—	(20)	(20)

End of period	212	114	5,405	5,731

Net book value
Beginning of period	—	—	—	—

End of period	1,367	104	4,926	6,397

        The net book value of tangible fixed assets includes an amount of £708,000 in respect of assets held under finance leases and hire purchase contracts. The related depreciation charge on these assets for the period was £25,000.

        Freehold land and buildings include land of £400,000 which has not been depreciated.

Company

        The company does not have any tangible fixed assets.

11 Fixed asset investments

	2004
	Group 2004	Company 2004
	£'000	£'000
Subsidiary undertaking	—	2,280
Investments	13	—

	13	2,280

Investment in subsidiary undertaking

        The company has an investment in the following subsidiary undertaking:

	Country of Registration	Holding	%
The Hay Hall Group Limited	England	Ordinary	85
		Preference	82
		B Preference	84
		C Preference	100
The subsidiary undertaking has investments in the following companies:
Trading companies
Matrix International Limited	England	Ordinary	100
Inertia Dynamics Inc	USA	Ordinary	100
Matrix International GmbH	Germany	Ordinary	100
Bibby Transmissions Limited	England	Ordinary	100
Huco Engineering Industries Limited	England	Ordinary	100
Twiflex Limited	England	Ordinary	100
Bibby Turboflex (SA) (Pty) Limited	South Africa	Ordinary	100
Scandicom AB	Sweden	Ordinary	100
Saftek Limited	England	Ordinary	100
Holding companies
Bibby Group Limited	England	Ordinary	100
Huco Power Transmissions Limited	England	Ordinary	100
MEL Holding Inc	USA	Ordinary	100
Non trading companies
Turboflex Limited	England	Ordinary	100
Matrix Engineering Limited	England	Ordinary	100
Hay Hall Leicester Limited	England	Ordinary	100
Stainless Steel Tubes Limited	England	Ordinary	100
Hay Hall Tyseley Limited	England	Ordinary	100
T&A Nash (Penn) Limited	England	Ordinary	100
Motion Developments Limited	England	Ordinary	100
Hay Hall Trustees Limited	England	Ordinary	100
Turboflex (South Africa) (Pty) Limited	South Africa	Ordinary	100
Torsiflex Limited	England	Ordinary	100

        The principal activity of all the above operating companies was the design and manufacture of industrial power transmission components.

        The group has an investment in the following associated undertaking.

	Country of Registration	Holding	%
Rathi Turboflex Pty Limited	India	Ordinary	50

        The investment in the associated undertaking is not material therefore it has not been included in the consolidated results of the group.

Acquisition of subsidiary undertaking

        On 30 September 2004 the company acquired the majority of the issued share capital of The Hay Hall Group Limited, a company based in Birmingham. The following table sets out the identifiable assets and liabilities acquired and their book and fair value:

Book and fair value
£'000
Investments	10
Tangible fixed assets	6,563
Stocks	7,309
Debtors	8,728
Creditors	(7,074)
Overdrafts acquired	(5,206)
Loans	(8,280)
Obligations under finance leases and hire purchase contracts	(515)

1,535
Goodwill (note 9)	745

2,280

Satisfied by:
Cash	150
Issue of shares	2,130

2,280

        As set out in Note 25, The Hay Hall Group Pension Scheme has a deficit of £1.5m calculated under FRS17. FRS17 dictates that the rate used to discount pension liabilities should be that which is available on corporate bonds with the result that there is no allowance for the expected outperformance of equities relative to bonds. The Scheme holds a significant proportion of its assets in equities and the directors consider that it is reasonable to allow for some outperformance of equities in the value of the liabilities. In view of this and taking into account that the Scheme has a funding level in excess of 100% calculated on an MFR basis, the directors consider that no fair value adjustment is necessary as part of the acquisition accounting set out above.

Acquisition of subsidiary undertaking (continued)

        No other fair value adjustments have been recorded as part of the acquisition accounting set out above. The fair value table above, being provisional, will be revised if necessary in the financial statements for the year ending 31 December 2005.

        The Hay Hall Group Limited and its subsidiaries earned a profit after taxation of £344,000 in the year ended 31 December 2003. The summarised profit and loss account and statement of total recognised gains and losses for the period from 1 January 2004 to 30 September 2004, shown on the basis of the accounting policies of The Hay Hall Group Limited prior to the acquisition, are as follows:

£'000
Profit and loss account
Turnover	29,375
Cost of sales	(27,285)

Operating profit	2,090
Finance charges (net)	(1,123)

Profit on ordinary activities before taxation	967
Tax on profit on ordinary activities	(400)

Profit for the financial period	567

Statement of total recognised gains and losses
Profit for the financial period	567
Loss on foreign currency translation	(13)

Total recognised gains and losses	554

12 Stocks

2004
£'000
Group
Raw materials and consumables	1,790
Work in progress	1,727
Finished goods and goods for resale	4,130

7,647

        There is no material difference between the balance sheet value of stocks and their replacement cost.

Company

        The company held no stocks at either year end.

13 Debtors

	2004
	Group	Company
	£'000	£'000
Amounts falling due within one year:
Trade debtors	6,945	—
VAT	164	—
Deferred tax debtor	131	—
Prepayments and accrued income	594	—

	7,834	—

14 Creditors: Amounts falling due within one year

	2004
	Group	Company
	£'000	£'000
Bank loans and overdrafts (secured)	5,053	—
Trade creditors	5,317	—
Amounts due to group undertakings	—	150
Corporate tax payable	249	—
Other taxation and social security	484	—
Obligations under finance leases and hire purchase contracts	173	—
Accruals	1,188	—

	12,464	150

        The bank loans and overdrafts are secured by fixed and floating charges over the assets of the subsidiary undertakings.

15 Creditors: Amounts falling due after more than one year

	2004
	Group	Company
		£'000
Obligations under finance leases and hire purchase contracts	312	—
Amounts due to subsidiary undertaking	—	150

	312	150

Finance leases

2004
£'000
Amounts payable:
—Within one year	173
—between one and two years	151
—between two and five years	161

485

16 Creditors: Amounts falling due after more than one year

	2004
	Group	Company
	£'000	£'000
Senior loans	9,583	—

        The senior loans are at variable rate and are repayable in varying instalments. The loans are secured on the assets of the principal subsidiary and its subsidiary undertakings.

Analysis of borrowings

        Loans are repayable by instalments and not wholly within five years. Amounts due at 31 December are payable as follows:

Group
£'000
Amounts payable:
—within one year	1,200
—between one and two years	1,200
—between two and five years	8,561

10,961
Loan issue costs not amortised	(178)

10,783

        In accordance with Financial Reporting Standard 4, the carrying value of the loans is shown net of issue costs of which £13,000 has been charged to the profit and loss account in the period.

17 Provisions for liabilities and charges

	2004
	Group	Company
	£'000	£'000
Deferred tax
At beginning of period	—	—
On acquisitions	153	—
Charged to the profit and loss account	(27)	—
Differences on exchange	5	—
Transferred to debtors	(131)	—

At end of period	—	—

The deferred tax provision comprises:
Accelerated capital allowances	130	—
Other timing differences	1	—

	131	—

        The group also has losses of £867,000, giving a deferred tax asset of £260,000 which is unprovided. This deferred tax asset has not been recognised on the basis that it is unlikely to be utilised in the foreseeable future.

18 Called-up share capital

2004
£'000
Authorised
2,600,000 ordinary shares of £1 each	2,600

Allotted, called-up and fully-paid
2,130,370 ordinary shares of £1 each	2,130

        During the period the company allotted 2,130,368 ordinary shares with a nominal value of £2,130,368 in connection with the acquisition of The Hay Hall Group Limited.

19 Reserves

Profit and loss account
£'000
Group
Beginning of period	—
Retained profit for the period	113
Loss on foreign currency translation	(36)

End of year	(77)

Company
Beginning and end of period	—

20 Reconciliation of movements in shareholders' funds

	2004
	Group	Company
	£'000	£'000
Profit for the financial period	113	—
Issue of share capital	2,130	2,130
(Loss) on foreign currency translation	(36)	—

Net addition to shareholders' funds	2,207	2,130
Opening shareholders' funds	—	—

Closing shareholders' funds	2,207	2,130

21 Minority interests

2004
£'000
At 30 September 2004 (acquisition of The Hay Hall Group Limited)	—
Profit on ordinary activities after taxation	18

At 31 December 2004	18

22 Reconciliation of operating profit to operating cash flows

2004
£'000
Operating profit	504
Depreciation and amortisation charges	291
(Increase) in stocks	(382)
Decrease in debtors	929
Decrease in creditors	223

Net cash inflow from operating activities	1,565

23 Analysis and reconciliation of net debt

	At start of year	Cashflow	Acquisition	Exchange adjustment	At end of year
	£'000	£'000	£'000	£'000	£'000
Cash in hand, at bank	—	1,958	—	—	1,958
Overdrafts	—	(3,853)	—	—	(3,853)

		(1,895)	—		(1,895)

Debt due after one year	—	(2,801)	(7,080)	298	(9,583)
Debt due within one year	—	—	(1,200)	—	(1,200)

Net debt	—	(4,696)	(8,280)	298	(12,678)

2004
£'000
Decrease in cash in the period	(1,895)
Cash outflow from increase in debt	(10,783)

Change in net debt resulting from cash flows in period	(12,678)
Net debt at start of period	—

Net debt at end of period	(12,678)

24 Guarantees and other financial commitments

a)
Capital commitments

        At the end of the period, capital commitments were:

2004
£'000
Group
Contracted but not provided for	—

Company

        The company had no capital commitments at the period end.

b)
Operating lease commitments

        Annual commitments under non-cancellable operating leases are as follows:

Group	Land and Buildings 2004	Plant and Machinery 2004
	£'000	£'000
Expiry date
—within one year	5	39
—between one and two years	—	18
—between two and five years	441	51
—after five years	—	—

	446	108

Company

        The Company did not have any commitments at the period end.

c)
Other commitments

        Other commitments extant at the year end were as follows:

Group	2004
£'000
Trade guarantees	79
HM Customs and Excise	36

Company

        Cross guarantees between the Group companies are in place to guarantee the Group's borrowings.

25 Pension arrangements

Composition of the Scheme

        The Hay Hall Group Limited, the Company's principal subsidiary, operates a defined benefit scheme in the UK. A full actuarial valuation was carried out at 05 April 2003 and updated to 31 December 2004 by a qualified actuary. The major assumptions used by the actuary were:

	At 31 December 2004	At 31 December 2003
Rate of increase in pensions in payment (where increases are not fixed)	2.65%	2.50%
Discount rate	5.55%	5.75%
Inflation assumption	2.75%	2.60%

        The scheme also holds assets and liabilities in respect of defined contribution benefits. As at 31 December 2004, the liabilities and matching assets have a value of £1,217,700 and are excluded from the following figures.

        The following disclosures relate to amounts that will be recognised in the financial statements upon full adoption of FRS17.

        The assets in the scheme and expected rates of return were:

	Long term rate of return expected at 31 December 2004	Market Value at 31 December 2004	Long term rate of return expected at 31 December 2003	Market Value at 31 December 2003
		£'000		£'000
Equities	8.00%	11,309	8.00%	11,187
Bonds	5.20%	13,289	5.40%	12,234
Cash	4.55%	55	4.00%	453

Total market value of assets		24,663		23,874
Present value of scheme liabilities		26,796		26,357
(Deficit) surplus in the Scheme		(2,143)		(2,483)
Related deferred tax asset (liability)		642		745

Net pension liability		(1,501)		(1,738)

        This deficit will have a consequential effect on reserves.

	31 December 2004	31 December 2003
	£'000	£'000
Analysis of the amount charged in operating profit
Current service cost	180	165
Past service cost	—	—
Curtailment (gain)/loss	—	—

Total Operating Charge	180	165

Analysis of the amount credited to other finance income
Expected return on pension scheme assets	1,555	1,414
Interest on pensions scheme liabilities	(1,495)	(1,533)

Net return	(119)	(119)

	31 December 2004	31 December 2003
	£'000	£'000
Analysis of amount recognised in statement of total recognised gains and losses (STRGL)
Actual return less expected return on scheme assets	417	1,280
Experience gains and losses arising on the scheme liabilities	462	962
Changes in assumptions underlying the present value of the scheme liabilities	(346)	(1,926)

Actuarial gain recognised in STRGL	533	316

Movement in (deficit) surplus during the period
Deficit in scheme at beginning of the period	(2,483)	(2,365)
Movement in the period:
Current service cost	(180)	(165)
Contributions	(73)	(150)
Past service cost	—	—
Curtailments gain / (loss)	—	—
Other finance income	60	(119)
Actuarial gain	533	316

	(2,143)	(2,483)

History of experience gains and losses
Actuarial less expected return	417	1,280
	2%	5%
Experience gain on the liabilities	462	962
	2%	4%
Total amount recognised in the STRGL	533	316
	2%	1%

26 Related party disclosures

        During the period a director of the company provided a short term loan to the company of £150,000. This loan was repaid prior to 31 December 2004 through a loan provided to the company by the company's principal subsidiary, The Hay Hall Group Limited.

27 Summary of differences between accounting principles in the United Kingdom and the United States of America

  The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United Kingdom ("UK GAAP") which differs in certain respects from accounting principles in the United States of America ("US GAAP").

  The following are the adjustments to net income and shareholders' funds determined in accordance with UK GAAP, necessary to reconcile to net income and shareholders' funds determined in accordance with US GAAP.

	Notes	2004 £'000
Net income in accordance with UK GAAP		113
Goodwill	a	10
Tangible assets	b	1
Pension	c	85
Deferred tax	d	(26)

Net income in accordance with US GAAP		183

Shareholders' funds in accordance with UK GAAP		2,207
Goodwill	a	10
Tangible assets	b	(275)
Pension	c	(2,143)
Deferred tax	d	642

Shareholders' funds in accordance with US GAAP		441

(a)
Goodwill Amortization

    Under UK GAAP, goodwill is recorded at its actual cost in sterling, or at the original foreign currency amount translated at the exchange rate applying on the acquisition date. Goodwill is then held in the currency of the acquiring entity at historic cost and amortized at a rate calculated to write off its value on a straight-line basis over its estimated useful life, which is currently considered to be twenty years. Furthermore, goodwill is reviewed for impairment if events or changes in circumstances indicate that the carrying value may not be recoverable.

    Under US GAAP, goodwill is not amortized but rather tested at least annually for impairment. Furthermore, goodwill is denominated in the functional currency of the acquired entity. Consequently, the goodwill is retranslated at each period end at the closing rate of exchange.

(b)
Tangible Assets

    Under UK GAAP, certain assets may be revalued, while under US GAAP, they are shown as historical cost.

(c)
Pensions

    Under UK GAAP, the Group follows SSAP 24, 'Accounting for Pension Costs', under which contributions payable to defined benefit pension schemes are recognized over the employees' working lives. Pension plan assets and liabilities are valued based upon the actuary's best estimate of the assumptions taken as a whole. The regular cost is attributed to individual years using the projected unit method. Variations in the pension cost, which are identified as a result of actuarial valuations, are amortized over the expected average remaining working lives of employees as a level percentage of pensionable payroll. Differences between the amounts funded and the amounts charged to the profit and loss account are treated as either provisions or prepayments in the balance sheet. This results in an annual pension expense that is a substantially level percentage of the current and expected future pensionable payroll.

    Under US GAAP, the accounting for pension costs follows SFAS 87, Employers' Accounting for Pensions, which is more prescriptive in respect of actuarial assumptions which must be used and the allocation of costs to accounting periods. US GAAP requires each significant assumption to determine the annual pension cost to be a best estimate with respect to that individual assumption. Under SFAS 87 the accounts broadly reflect the funding status of the scheme, but with plan assets being valued by reference to market-related values at the date of the financial statements. There is also some scope for spreading unrecognised prior service cost and unrecognised gains and losses over the employees' working lives. In addition, under US GAAP, a minimum pension liability is recognised, as a component of other comprehensive income, in certain circumstances when there is a deficit of plan assets relative to the accumulated benefit obligation. This results in a pension prepayment or liability that is a closer reflection of the funding status of the scheme.

(d)
Deferred tax

    Under UK GAAP, deferred taxation is provided in full on timing differences that result in an obligation at the balance sheet date to pay more tax, or a right to pay less tax, at rates expected to apply when they crystallise, based on current tax rates and law. Timing differences arise from the inclusion of items of income and expenditure in taxation computations in periods different from those in which they are included in the financial statements. Deferred tax assets are regarded as recoverable and recognised only to the extent that, on the available evidence, it can be regarded as more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

    Under US GAAP, deferred taxation is provided on all temporary differences under the liability method, subject to a valuation allowance on deferred tax assets where applicable, in accordance with SFAS 109, Accounting for Income Taxes. The adjustments in respect of deferred tax relate solely to the tax effect of the pension US GAAP adjustments described herein.

1.
Balance sheet and profit and loss account presentation

  General

    The format of a balance sheet prepared in accordance with UK GAAP differs in certain respects from US GAAP. UK GAAP requires assets to be presented in ascending order of liquidity whereas US GAAP assets are presented in descending order of liquidity. In addition, current assets under UK GAAP include amounts that fall due after more than one year, whereas under US GAAP, such assets are classified as non-current assets.

  Pensions

    Under UK GAAP, pension scheme assets and liabilities are not presented on the balance sheet, with the exception of prepaid or accrued contributions. Under US GAPP, assets and liabilities of different plans are offset in presentation. Furthermore, under US GAAP the discount on retired partners' annuity provision would be classified as an operating expense rather than as interest expense.

2.
Consolidated statement of cashflow

  The consolidated statement of cash flow prepared under UK GAAP presents substantially the same information as that required under US GAAP. Cash flow under UK GAAP represents increases or decreases in "cash," which comprises cash in hand, deposits repayable on demand and bank overdrafts. Under US GAAP, cash flow represents increases or decreases in "Cash and Cash Equivalents", which includes short-term, highly liquid investments with original maturities of less than three months, and excludes bank overdrafts.

  Under UK GAAP, cash flows are presented separately for operating activities, equity dividends, returns on investment and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, management of liquid resources and financing activities. Under US GAAP, only three categories of cash flow activity are presented, being cash flows relating to operating activities, investing activities and financing activities. Cash flows from taxation and returns on investments and servicing of finance, with the exception of servicing of members' finance, are included as operating.

  The following statements summarise the statements of cash flows as if they had been presented in accordance with US GAAP, and include the adjustments that reconcile cash and cash equivalents under US GAAP to cash and short term deposits under UK GAAP.

2004 £'000
Net cash provided by operating activities	1,195
Net cash used in investing activities	(5,557)
Net cash provided by financing activities	2,467

Net decrease in cash and cash equivalents	(1,895)
Cash and cash equivalents under US GAAP at beginning of the period	0

Cash and cash equivalents under US GAAP at end of the period	(1,895)

Cash and cash equivalents under UK GAAP at end of the period	(1,895)

Hay Hall Holdings Limited and subsidiary undertakings

Unaudited Summarised Profit and Loss Account

	Nine months ended 30 Sept 2005 £'000	Nine months ended 30 Sept 2004 £'000	Three months ended 31 Dec 2004 £'000
Turnover	30,099	—	9,707
Operating costs less other income	(27,194)	—	(9,193)
Goodwill amortisation	(35)	—	(10)

Operating Profit	2,870	—	504
Exceptional Items	—	—	—

Profit on ordinary activities	2,870	—	504
Net interest payable	(813)	—	(302)

Profit on ordinary activities before taxation	2,057	—	202
Taxation on profit for the financial period	(671)	—	(71)

Profit on ordinary activities after taxation	1,386	—	131
Dividends	—	—	—

Profit attributable to shareholders	1,386	—	131

Minority interests	(190)		(18)

Profit for the financial period	1,196	—	113

Hay Hall Holdings Limited and subsidiary undertakings

Unaudited Summarised Balance Sheet

	30 Sept 2005 £'000	30 Sept 2004 £'000	31 Dec 2004 £'000
Fixed assets
Intangible assets	1,066	745	735
Tangible assets	6,322	6,563	6,397
Investments	15	10	13

	7,403	7,318	7,145
Current assets
Stocks	8,397	7,309	7,647
Debtors and Prepayments	8,329	8,728	7,834
Cash at bank and in hand	228	382	1,958

	16,954	16,419	17,439
Creditors: amounts due within one year	(11,015)	(14,195)	(12,464)

Net current assets	5,939	2,224	4,975

Total assets less current liabilities	13,342	9,542	12,120

Creditors: amounts falling due after one year	(9,717)	(7,412)	(9,895)

	3,625	2,130	2,225

Capital and reserves
Called up share reserve	2,130	2,130	2,130
Profit and loss account	1,495	—	95

	3,625	2,130	2,225

Hay Hall Holdings Limited and subsidiary undertakings

Unaudited Summarised Cash Flow Statement

	Nine months ended 30 Sept 2005 £'000	Nine months ended 30 Sept 2004 £'000	Three months ended 31 Dec 2004 £'000
Operating profit	2,870	—	504
Depreciation and amortisation charges	838	—	291
(Increase) Decrease in stocks	(648)	—	(382)
(Increase) Decrease in Debtors	(644)	—	929
Increase (Decrease) in Creditors	(789)	—	223

Net cash inflow from operating activities	1,627	—	1,565
Net cash outflow for servicing of finance	(584)	—	(358)
Net cash outflow for taxation	(117)	—	(12)
Net cash outflow for capital expenditure	(615)	—	(198)
Net cash outflow for acquisitions and disposals	(158)	—	(5,359)

Cash inflow (outflow) before financing	153	—	(4,362)

Financing:
Capital element of finance lease rental payments	(125)	—	(34)
New loans	214	—	3,150
Repayment of loans	(403)	—	(649)

Net cash inflow (outflow) from financing	(314)	—	2,467

Increase (decrease) in cash in the period	(161)	—	(1,895)

Hay Hall Holdings Limited and subsidiary undertakings

Unaudited Reconciliation of Shareholders' funds and Movement on Reserves

	Share Capital £'000	Profit and Loss £'000	Total £'000
At 10 September 2003	—	—	—
Retained profit for the period		131	131
Loss on foreign currency translation		(36)	(36)
Issued share capital	2,130		2,130

At 31 December 2004	2,130	95	2,225

Retained profit for the period		1,386	1,386
Profit on foreign currency translation		14	14

At 30 September 2005	2,130	1,495	3,625

Hay Hall Holdings Limited and subsidiary undertakings

Notes to the Interim Financial Statements

Accounting Policies

1 Basis of Preparation

        The financial statements have been prepared under the historical cost convention. The financial statements for the period ended 31 December 2004 and the period ended 30 September 2005 and 2004 have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP") as applied by the company in prior accounting periods.

2 Accounting period

        The financial statements for the period ended 31 December 2004 cover the period from incorporation on 10 September 2003 to 31 December 2004. The company commenced trading with effect from 30 September 2004 when it acquired The Hay Hall Group Limited.

3 Basis of Consolidation

        The comparative figures for the period ended 31 December 2004 were derived from the statutory accounts for that period which have been delivered to the Registrar of Companies. Those accounts received an unqualified audit report, which did not contain statements under Section 237 (2) or (3) of the Companies Act 1985.

4 The financial information shown in this publication is Unaudited and does not constitute statutory accounts as defined in Section 240 of the Companies Act 1985.

5 Turnover represents amounts receivable for goods and services provided in the normal course of business, net of trade discounts, VAT and other sales relates taxes.

6 No interim dividend has been declared.

7 Summary of differences between accounting principles in the United Kingdom and the United States of America

  The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United Kingdom ("UK GAAP") which differs in certain respects from accounting principles in the United States of America ("US GAAP").

  The following are the adjustments to net income and shareholders' funds determined in accordance with UK GAAP, necessary to reconcile to net income and shareholders' funds determined in accordance with US GAAP.

	Notes	Nine Months Ended 30 Sept 2005 £'000
Net income in accordance with UK GAAP		1,196
Goodwill	a	35
Tangible assets	b	4
Pension	c	60
Deferred tax	d	(15)

Net income in accordance with US GAAP		1,280

Shareholders' funds in accordance with UK GAAP		3,625
Goodwill	a	45
Tangible assets	b	(271)
Pension	c	(2,083)
Deferred tax	d	625

Shareholders' funds in accordance with US GAAP		1,941

(a)
Goodwill Amortization

    Under UK GAAP, goodwill is recorded at its actual cost in sterling, or at the original foreign currency amount translated at the exchange rate applying on the acquisition date. Goodwill is then held in the currency of the acquiring entity at historic cost and amortized at a rate calculated to write off its value on a straight-line basis over its estimated useful life, which is currently considered to be twenty years. Furthermore, goodwill is reviewed for impairment if events or changes in circumstances indicate that the carrying value may not be recoverable.

    Under US GAAP, goodwill is not amortized but rather tested at least annually for impairment. Furthermore, goodwill is denominated in the functional currency of the acquired entity. Consequently, the goodwill is retranslated at each period end at the closing rate of exchange.

(b)
Tangible Assets

    Under UK GAAP, certain assets may be revalued, while under US GAAP, they are shown as historical cost.

(c)
Pensions

    Under UK GAAP, the Group follows SSAP 24, "Accounting for Pension Costs", under which contributions payable to defined benefit pension schemes are recognized over the employees'

    working lives. Pension plan assets and liabilities are valued based upon the actuary's best estimate of the assumptions taken as a whole. The regular cost is attributed to individual years using the projected unit method. Variations in the pension cost, which are identified as a result of actuarial valuations, are amortized over the expected average remaining working lives of employees as a level percentage of pensionable payroll. Differences between the amounts funded and the amounts charged to the profit and loss account are treated as either provisions or prepayments in the balance sheet. This results in an annual pension expense that is a substantially level percentage of the current and expected future pensionable payroll.

    Under US GAAP, the accounting for pension costs follows SFAS 87, Employers' Accounting for Pensions, which is more prescriptive in respect of actuarial assumptions which must be used and the allocation of costs to accounting periods. US GAAP requires each significant assumption to determine the annual pension cost to be a best estimate with respect to that individual assumption. Under SFAS 87 the accounts broadly reflect the funding status of the scheme, but with plan assets being valued by reference to market-related values at the date of the financial statements. There is also some scope for spreading unrecognised prior service cost and unrecognised gains and losses over the employees' working lives. In addition, under US GAAP, a minimum pension liability is recognised, as a component of other comprehensive income, in certain circumstances when there is a deficit of plan assets relative to the accumulated benefit obligation. This results in a pension prepayment or liability that is a closer reflection of the funding status of the scheme.

(d)
Deferred tax

    Under UK GAAP, deferred taxation is provided in full on timing differences that result in an obligation at the balance sheet date to pay more tax, or a right to pay less tax, at rates expected to apply when they crystallise, based on current tax rates and law. Timing differences arise from the inclusion of items of income and expenditure in taxation computations in periods different from those in which they are included in the financial statements. Deferred tax assets are regarded as recoverable and recognised only to the extent that, on the available evidence, it can be regarded as more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

    Under US GAAP, deferred taxation is provided on all temporary differences under the liability method, subject to a valuation allowance on deferred tax assets where applicable, in accordance with SFAS 109, Accounting for Income Taxes. The adjustments in respect of deferred tax relate solely to the tax effect of the pension US GAAP adjustments described herein.

1.
Balance sheet and profit and loss account presentation

  General

    The format of a balance sheet prepared in accordance with UK GAAP differs in certain respects from US GAAP. UK GAAP requires assets to be presented in ascending order of liquidity whereas US GAAP assets are presented in descending order of liquidity. In addition, current assets under UK GAAP include amounts that fall due after more than one year, whereas under US GAAP, such assets are classified as non-current assets.

  Pensions

    Under UK GAAP, pension scheme assets and liabilities are not presented on the balance sheet, with the exception of prepaid or accrued contributions. Under US GAPP, assets and liabilities of different plans are offset in presentation. Furthermore, under US GAAP the discount on retired partners' annuity provision would be classified as an operating expense rather than as interest expense.

2.
Consolidated statement of cashflow

  The consolidated statement of cash flow prepared under UK GAAP presents substantially the same information as that required under US GAAP. Cash flow under UK GAAP represents increases or decreases in "cash," which comprises cash in hand, deposits repayable on demand and bank overdrafts. Under US GAAP, cash flow represents increases or decreases in "Cash and Cash Equivalents", which includes short-term, highly liquid investments with original maturities of less than three months, and excludes bank overdrafts.

  Under UK GAAP, cash flows are presented separately for operating activities, equity dividends, returns on investment and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, management of liquid resources and financing activities. Under US GAAP, only three categories of cash flow activity are presented, being cash flows relating to operating activities, investing activities and financing activities. Cash flows from taxation and returns on investments and servicing of finance, with the exception of servicing of members' finance, are included as operating.

  The following statements summarise the statements of cash flows as if they had been presented in accordance with US GAAP, and include the adjustments that reconcile cash and cash equivalents under US GAAP to cash and short term deposits under UK GAAP.

Nine Months Ended 30 Sept 2005 £'000
Net cash provided by operating activities	1,195
Net cash used in investing activities	(5,557)
Net cash provided by financing activities	2,467

Net decrease in cash and cash equivalents	(1,895)
Cash and cash equivalents under US GAAP at beginning of the period	0

Cash and cash equivalents under US GAAP at end of the period	(1,895)

Cash and cash equivalents under UK GAAP at end of the period	(1,895)

The Hay Hall Group Limited

Independent Auditors' Report

To the shareholders of The Hay Hall Group Limited

The Hay Hall Group Limited
Group Headquarters
PO BOX 5114
Hay Hall
Redfern Road
Tyseley
Birmingham
B11 2DQ

We have audited the accompanying consolidated balance sheets of The Hay Hall Group Limited as of December 31, 2004 and 2003 and the related consolidated profit and loss accounts and cash flows for the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Hay Hall Group Limited at December 31, 2004 and 2003, and the results of its consolidated profit and loss accounts and its cash flows for the two years then ended in conformity with accounting principles generally accepted in the United Kingdom, which differ in certain respects from those followed in the United States, as described in Note 28 to the financial statements.

/s/ BDO STOY HAYWARD LLP
Chartered Accountants Birmingham, United Kingdom

15 June 2005 except for Note 28, as to which the date is 16 January 2006

Consolidated Profit and Loss account

For the year ended 31 December 2004

	Notes	2004	2003
		£'000	£'000
Turnover
Existing operations		38,776	32,670
Acquisitions		306	—

	2	39,082	32,670
Operating costs less other income	3	(36,562)	(30,899)

Operating profit	5	2,520	1,771
Exceptional items
Profit on sale of assets	4	—	18

Profit on ordinary activities before interest		2,520	1,789
Interest receivable		28	12
Interest payable	6	(1,453)	(1,472)

Profit on ordinary activities before taxation		1,095	329
Tax on profit on ordinary activities	9	(471)	15

Profit for the financial year		624	344
Preference shares appropriation	10	(82)	(1,227)
Other finance costs of non-equity shares	10	(72)	(72)

Retained profit (loss) for the year	21	470	(955)

        All the group's turnover and operating profit were derived from continuing operations.

The accompanying notes are an integral part of this profit and loss account.

Consolidated Note of historical costs profit and losses

For the year ended 31 December 2004

	2004	2003
	£'000	£'000
Reported profit on ordinary activities before taxation	1,095	329
Difference between historical cost depreciation charge and the actual depreciation charge for the year calculated on the revalued amount	3	3

Historical cost profit on ordinary activities before taxation	1,098	332

Historical cost retained profit (loss) for the year	473	(952)

Consolidated statement of total recognised gains and losses

For the year ended 31 December 2004

	2004	2003
	£'000	£'000
Profit for the financial year	624	344
Loss on foreign currency translation	(59)	(117)

Total recognised gains and losses relating to the year	565	227
Prior year adjustment (note 10)	—	740

Total gains and losses recognised since last report	585	967

Consolidated Balance Sheet

31 December 2004

	Notes	2004	2003
		£'000	£'000
Fixed assets
Goodwill	11	5,212	5,556
Tangible assets	12	6,397	6,463
Investments	13	13	57

		11,622	12,076
Current assets
Stocks	14	7,647	7,021
Debtors	15	7,984	6,533
Cash at bank and in hand		1,958	1,662

		17,589	15,216
Creditors: Amounts falling due within one year	16	(12,464)	(13,560)

Net current assets		5,125	1,656

Total assets less current liabilities		16,747	13,732

Financed by:
Creditors: Amounts falling due after more than one year
Obligations under finance leases and hire purchase contracts	17	312	118
Borrowings	18	9,583	13,223

		9,895	13,341

Capital and reserves
Called-up share capital	20	8,610	2,714
Share premium account	21	20,290	20,290
Revaluation reserve	21	257	260
Other reserve	21	4,723	4,641
Profit and loss account	21	(27,028)	(27,514)

Shareholders' surplus	22	6,852	391

		16,747	13,732

Shareholders' surplus may be analysed as follows:-
Equity interests		(15,025)	(21,800)
Non-equity interests		21,877	21,723

		6,852	391

        The accounts were approved by the board of directors on 15 June 2005 and signed on its behalf by:

/s/ P N Baldrey

P N Baldrey

        Note 28 was approved by the board of directors on 16 January 2006 and signed on its behalf by:

/s/ P N Baldrey

P N Baldrey

The accompanying notes are an integral part of this consolidated balance sheet.

Company balance sheet

31 December 2004

	Notes	2004	2003
		£'000	£'000
Fixed assets
Tangible assets	12	5	6
Investments	13	18,679	18,679

		18,684	18,685
Current assets
Debtors: falling due within one year	15	579	1,796
Debtors: falling due after more than one year	15	2,410	1,905

		2,989	3,701
Creditors: Amounts falling due within one year	16	(3,379)	(4,926)

Net current liabilities		(390)	(1,208)

Total assets less current liabilities		18,294	17,460

Financed by:
Creditors: Amounts falling due after more than one year	18	5,267	11,377

Capital and reserves
Called-up share capital	20	8,610	2,714
Share premium account	21	20,290	20,290
Other reserve	21	4,723	4,641
Profit and loss account	21	(20,596)	(21,562)

Shareholders' funds	22	13,027	6,083

		18,294	17,460

Shareholders' funds may be analysed as:
Equity interests		(8,877)	(15,667)
Non-equity interests		21,904	21,750

		13,027	6,083

        The accounts were approved by the board of directors on 15 June 2005 and signed on its behalf by:

/s/ P N Baldrey

P N Baldrey

        Note 28 was approved by the board of directors on 16 January 2006 and signed on its behalf by:

/s/ P N Baldrey

P N Baldrey

The accompanying notes are an integral part of this balance sheet.

Cash Flow statement

For the year ended 31 December 2004

	Notes	2004	2003
		£'000	£'000
Net cash inflow from operating activities	23	3,819	3,177
Returns on investments and servicing of finance
Interest received		28	12
Interest paid		(1,288)	(1,133)

Net cash outflow for returns on investments and servicing of finance		(1,260)	(1,121)

Taxation
Tax paid		(305)	(18)

Net cash outflow for taxation		(305)	(18)

Capital expenditure
Purchase of tangible fixed assets		(1,089)	(653)
Purchase of own shares		(8)	(16)
Sale of tangible fixed assets		9	387
Sale of own shares		54	—

Net cash outflow for capital expenditure		(1,034)	(282)

Acquisition and disposals
Purchase of subsidiary undertaking		—	—
Net cash acquired with subsidiary undertakings		1	—
Purchase of investments		(3)	(3)

Net cash outflow for acquisition and disposals		(2)	(3)

Cash inflow before financing		1,218	1,753

Financing
New finance leases		462	189
Capital element of finance lease rental payments		(152)	(183)
New loans		3,000	—
Repayment of loans		(1,400)	(1,387)

Net cash inflow (outflow) from financing		1,910	(1,381)

Increase in cash in the year	24	3,128	372

The accompanying notes are an integral part of this consolidated cash flow statement.

Notes to accounts

1 Accounting policies

        The principal accounting policies are set out below. They have all been applied consistently throughout the year and the preceding year.

a)
Basis of accounting

        The accounts have been prepared under the historical cost convention modified by the revaluation of certain fixed assets and in accordance with applicable accounting standards.

b)
Basis of consolidation

        The Group accounts consolidate the accounts of The Hay Hall Group Limited and its material subsidiary undertakings drawn up to 31 December each year. The results of subsidiaries acquired or sold are consolidated for the periods from or to the date on which control passed. Acquisitions are accounted for under the acquisition method.

        As permitted by Section 230 of the Companies Act 1985, no profit and loss account is presented in respect of The Hay Hall Group Limited. The retained profit for the financial year of the parent company was £894,000 (2003: loss of £6,068,000 after writing down investments in group companies by £5,000,000).

c)
Goodwill

        Goodwill arising on acquisitions in the year ended 31 December 1997 and earlier periods was written off to reserves in accordance with the accounting standard then in force. As permitted by the current accounting standard the goodwill previously written off to reserves has not been reinstated in the balance sheet. On disposal or closure of a previously acquired business, the attributable amount of goodwill previously written off to reserves is included in determining the profit or loss on disposal.

        Goodwill arising on acquisitions subsequent to 31 December 1997 is capitalised and written off on a straight line basis over its useful economic life which is a maximum of twenty years. Provision is made for any impairment.

d)
Tangible fixed assets

        Tangible fixed assets are shown at cost or valuation, net of depreciation and any provision for impairment. Depreciation is provided on all tangible fixed assets other than freehold land, at rates calculated to write off the cost, less estimated residual value, of fixed assets on a straight-line basis over their expected useful lives, as follows:

Freehold buildings	2% to 3 1/3% per annum
Improvements to short leasehold premises	Over term of lease
Plant and machinery and equipment	4% to 33 1/3% per annum

        Residual value is calculated on prices prevailing at the date of acquisition or revaluation.

        The company has taken advantage of the transitional provisions of FRS 15 "Tangible fixed assets" and retained the book amounts of certain freehold properties which were revalued prior to the implementation of that standard. The properties were last revalued at 31 December 1997 and the valuations have not subsequently been updated.

        Where depreciation charges are increased following a revaluation, an amount equal to the increase is transferred annually from the revaluation reserve to the profit and loss account as a movement on reserves. On the disposal or recognition of a provision for impairment of a revalued fixed asset, any related balance remaining in the revaluation reserve is also transferred to the profit and loss account as a movement on reserves.

e)
Investments

        Fixed asset investments are shown at cost less provision for impairment.

f)
Stocks

        Stocks are stated at the lower of cost and net realisable value. Cost includes materials, direct labour and an attributable proportion of manufacturing overheads based on normal levels of activity. Net realisable value is based on estimated selling price, less further costs expected to be incurred to completion and disposal. Provision is made for obsolete, slow-moving or defective items where appropriate.

g)
Taxation

        Corporation tax payable is provided on taxable profits at the current rate. Payment is made in certain cases by group companies for group relief surrendered to them.

        Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date where transactions or events that result in an obligation to pay more tax in the future or a right to pay less tax in the future have occurred at the balance sheet date. Timing differences are differences between the company's taxable profits and its results as stated in the financial statements that arise from the inclusion of gains and losses in tax assessments in periods difference from those in which they are recognised in the financial statements.

        A net deferred tax asset is regarded as recoverable and therefore recognised only when, on the basis of all available evidence, it can be regarded as more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

        Deferred tax is not recognised when fixed assets are revalued unless by the balance sheet date there is a binding agreement to see the revalued assets and the gain or loss expected to arise on sale has been recognised in the financial statements. Neither is deferred tax recognised when fixed assets are sold and it is more likely than not that the taxable gain will be rolled over, being charged to tax only if and when the replacements assets are sold.

        Deferred tax is recognised in respect of the retained earnings of overseas subsidiaries and associates only to the extent that, at the balance sheet date, dividends have been accrued as receivable or a binding agreement to distribute past earnings in future has been entered into by the subsidiary or associates.

        Deferred tax is measured at the average tax rates that are expected to apply in the periods in which the timing differences are expected to reverse, based on tax rates and laws that have been enacted or substantively enacted by the balance sheet date. Deferred tax is measured on a non-discounted basis.

h)
Foreign currency

        Transactions in foreign currencies are recorded at the rate of exchange at the date of the transaction or, if hedged, at the forward contract rate. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are reported at the rates of exchange prevailing at that date or, if appropriate, at the forward contract rate. Any gain or loss arising from a change in exchange rates subsequent to the date of the transaction is included as an exchange gain or loss in the profit and loss account.

        The results of overseas operations are translated at the average rates of exchange during the period and their balance sheets at the rates ruling at the balance sheet date. Exchange differences arising on translation of the opening net assets and on foreign currency borrowings, to the extent that they hedge the group's investment in such operations, are dealt with through reserves. All other exchange differences are included in the profit and loss account.

i)
Leases

        Assets held under finance leases, which confer rights and obligations similar to those attached to owned assets, are capitalised as tangible fixed assets and are depreciated over the shorter of the lease terms and their useful lives. The capital elements of future lease obligations are recorded as liabilities, while the interest elements are charged to the profit and loss account over the period of the leases to produce a constant rate of charge on the balance of capital repayments outstanding. Hire purchase transactions are dealt with similarly, except that assets are depreciated over their useful lives.

        Rentals under operating leases are charged on a straight-line basis over the lease term, even if the payments are not made on such a basis.

j)
Turnover

        Turnover represents amounts receivable for goods and services provided in the normal course of business, net of trade discounts, VAT and other sales related taxes.

k)
Pension costs

        The Group operates a defined benefit scheme and a defined contribution scheme which are funded, with the assets of the schemes held separately from those of the Group in separate trustee administered funds. The amount charged to the profit and loss account in respect of the costs of the defined benefit scheme is the estimated regular cost of providing the benefits accrued in the year, adjusted to reflect variations from that cost. The regular cost is calculated so that it represents a substantially level percentage of current and future payroll. Variations from regular cost are charged or credited to the profit and loss account as a constant percentage of payroll over the estimated average remaining working life of scheme members. Differences between amounts charged to the profit and loss account and amounts funded are shown as either provisions or prepayments in the balance sheet. For the defined contribution scheme the amount charged to the profit and loss account in respect of pension costs and other post retirement benefits, is the contribution payable in the year. Differences between contributions payable in the year and the contributions actually paid are shown as either accruals or prepayments in the balance sheet.

l)
Finance costs

        Finance costs of debt and non-equity shares are recognised in the profit and loss account over the term of such instruments at a constant rate on the carrying amount. Where the finance costs for non-equity shares are not equal to the dividends on these instruments, the difference is also accounted for in the profit and loss account as an appropriation of profits.

m)
Debt

        Debt is initially stated at the amount of the net proceeds after deduction of issue costs. The carrying amount is increased by the finance cost in respect of the accounting year and reduced by payments made in the year.

2 Turnover

        Turnover relates to the Group's principal activities as described in the directors' report. An analysis of turnover by geographical destination is as follows:

	2004	2003
	£'000	£'000
UK	14,616	10,937
Rest of Europe	9,333	7,434
Americas	12,407	10,678
Rest of the World	2,726	3,621

	39,082	32,670

        Turnover by origin is as follows:

	2004	2003
	£'000	£'000
UK	30,452	24,551
Rest of Europe	551	715
USA	6,680	5,897
Africa	1,399	1,507

	39,082	32,670

3 Operating costs less other income

	2004 Continuing Operations	2003 Continuing Operations
	£'000	£'000
Change in stocks of finished goods and work in progress	448	(259)
Own work capitalised	—	30
Other operating income	89	331
Raw materials and consumables	(15,011)	(11,165)
Other external charges	(6,960)	(6,721)
Staff costs	(13,673)	(11,572)
Depreciation and Amortisation	(1,455)	(1,543)

	(36,562)	(30,899)

        In relation to the acquisition of Saftek Limited during 2004, continuing operations in 2004 include £231,000 of raw materials and consumables, £145,000 of other external charges, £238,000 of staff costs and £10,000 of depreciation and amortisation

4 Exceptional items

	2004	2003
	£'000	£'000
Profit on sale of assets	—	18

        In April 2003, Inertia Dynamics Inc sold its former operating site. The profit on sale of assets in that year represents the profit realised on the sale.

5 Operating profit

        Operating profit is stated after charging:

		2004	2003
		£'000	£'000
Depreciation of tangible fixed assets		1,121	1,209
Amortisation of goodwill		334	334
Auditors' remuneration for audit services		74	62
Operating lease rentals	—plant and machinery	160	120
	—other	440	436

        Amounts payable to BDO Stoy Hayward LLP in respect of non-audit services were £12,000 (2003-£12,000). Auditors' remuneration for audit services charged to the company profit and loss account of The Hay Hall Group Limited was £12,000 (2003-£28,000).

6 Interest payable and similar charges

	2004	2003
	£'000	£'000
Bank loans and overdrafts	1,353	1,398
Finance leases and hire purchase contracts	48	16
Amortisation of loan issue costs	52	58

	1,453	1,472

7 Staff costs

        The average monthly number of employees (including executive directors) was as follows:

	2004 Number	2003 Number
Works employees	348	306
Staff	209	197

	557	503

        Their aggregate remuneration comprised:

	2004	2003
	£'000	£'000
Wages and salaries	12,125	10,579
Redundancy costs	65	53
Social security costs	1,179	1,052
Other pension costs	304	(112)

	13,673	11,572

8 Directors' remuneration

	2004	2003
	£'000	£'000
Emoluments	124	123
Contributions to money purchase scheme	34	33

	158	156

Fees to third party	65	52

        Fees to third parties comprise amounts paid to Legal and General Ventures Limited under an agreement to provide the Group with the services of A Insam up to 30 September 2004, and amounts paid to RBCTC Limited under an agreement to provide the Group with the services of R L Burdett.

9 Tax on profit on ordinary activities

        The tax charge (credit) comprises:

	2004	2003
	£'000	£'000
Current tax
UK corporation tax at 30% (2003 - 30%)	140	—
Overseas tax	229	148
Adjustments in respect of prior years
—UK tax	1	75
—Overseas tax	(7)	(4)

	363	219
Deferred tax (see note 19)
Origination and reversal of timing differences	108	(234)

Total tax on profit on ordinary activities	471	(15)

        The differences between the total current tax shown above and the amount calculated by applying the standard rate of UK corporation tax to the profit before tax is as follows:

	2004	2003
	£'000	£'000
Profit on ordinary activities before tax	1,095	329

Tax on profit on ordinary activities at standard UK corporation tax rate of 30% (2003 - 30%)	328	99
Effects of:
Expenses not deductible for tax purposes	125	74
Capital allowances in excess of depreciation	(86)	(25)
Other timing differences	2	—
Adjustments to tax charge in respect of previous periods	(6)	71

Current tax charges for period	363	219

10 Preference shares appropriation and other finance costs of non-equity shares

	2004	2003
	£'000	£'000
Preference shares appropriation
5% redeemable cumulative preference shares appropriation:	82	1,227

        In accordance with Financial Reporting Standard 4, the dividends for the year on the company's redeemable preference shares have been appropriated through the profit and loss account in arriving at retained profit for the year.

        On 21 May 2004, as part of a restructuring of the Company's capital, the right to receive dividends on these preference shares was removed. The amount appropriated through the profit and loss account in the year represents the amount due up until the date of the change. Dividends in respect of the period from 1 July 2000 to 21 May 2004 have been accrued to other reserves, see note 21.

	2004	2003
	£'000	£'000
Other finance costs of non-equity shares
Amortisation of issue costs of non-equity shares	72	72

        The above amortisation of issue costs of non-equity shares provides a constant annual rate of charge on the outstanding amount.

11 Goodwill

Group	£'000
Cost
Beginning of year	6,740
Goodwill on acquisition in the year	(6)

End of year	6,734

Amortisation
Beginning of year	1,184
Charge for the year	338

End of year	1,522

Net book value
Beginning of year	5,556

End of year	5,212

12 Tangible fixed assets

Group	Freehold land and buildings	Short leasehold buildings	Plant, machinery & Equipment	Total
	£'000	£'000	£'000	£'000
Cost or valuation
Beginning of year	1,576	215	9,591	11,382
Additions	3	4	1,082	1,089
Acquired in year	—	—	62	62
Disposal	—	—	(313)	(313)
Exchange adjustment	—	(1)	(91)	(92)

End of year	1,579	218	10,331	12,128

Depreciation
Beginning of year	173	85	4,661	4,919
Charge for the year	39	29	1,053	1,121
Acquired in year	—	—	9	9
Disposal	—	—	(299)	(299)
Exchange adjustment	—	—	(19)	(19)

End of year	212	114	5,405	5,731

Net book value
Beginning of year	1,403	130	4,930	6,463

End of year	1,367	104	4,926	6,397

        The net book value of tangible fixed assets includes an amount of £708,000 (2003: £186,000) in respect of assets held under finance leases and hire purchase contracts. The related depreciation charge on these assets for the year was £111,000 (2003: £21,000).

        Freehold land and buildings include land of £400,000 (2003: £400,000) which has not been depreciated.

        Freehold land and buildings include land and buildings of £549,000 (2003: £549,000) which were professionally valued as at 31 December 1997 by Chesterton plc. The basis of valuation was existing use.

        The historical cost and net book value of the revalued land and buildings at 31 December 2004 was as follows:

£'000
Historical cost	543
Accumulated depreciation	(265)

Net book value	278

Plant, machinery & Equipment
£'000
Company
Cost
Beginning of year	27
Additions	1

End of year	28

Depreciation
Beginning of year	21
Charge for the year	2

End of year	23

Net book value
Beginning of year	6

End of year	5

13 Fixed asset investments

	Group		Company
	2004	2003	2004	2003
	£'000	£'000	£'000	£'000
Subsidiary undertakings	—	—	18,679	18,679
Own shares	—	46	—	—
Investments	13	11	—	—

	13	57	18,679	18,679

Investments in subsidiary undertakings

Company	£'000	£'000
Cost
At beginning and end of year	38,224	38,224

Amounts written off
At beginning of year	(19,545)	(14,545)
Impairment adjustment	—	(5,000)

At end of year	(19,545)	(19,545)

Net book value
At 31 December	18,679	18,679

        The parent company and the group have investments in the following subsidiary undertakings.

	Country of Registration	Holding	%
Trading companies
Matrix International Limited	England	Ordinary	100
Inertia Dynamics Inc	USA	Ordinary	100
Matrix International GmbH	Germany	Ordinary	100
Bibby Transmissions Limited	England	Ordinary	100
Huco Engineering Industries Limited	England	Ordinary	100
Twiflex Limited	England	Ordinary	100
Bibby Turboflex (SA) (Pty) Limited	South Africa	Ordinary	100
ScandicomAB	Sweden	Ordinary	100
Saftek Limited	England	Ordinary	100
Holding companies
Bibby Group Limited	England	Ordinary	100
Huco Power Transmissions Limited	England	Ordinary	100
MEL Holding Inc	USA	Ordinary	100
Non trading companies
Turboflex Limited	England	Ordinary	100
Matrix Engineering Limited	England	Ordinary	100
Hay Hall Leicester Limited	England	Ordinary	100
Stainless Steel Tubes Limited	England	Ordinary	100
Hay Hall Tyseley Limited (formerley Hollow Extrusions Limited)	England	Ordinary	100
T&A Nash (Penn) Limited	England	Ordinary	100
Motion Developments Limited	England	Ordinary	100
Hay Hall Trustees Limited	England	Ordinary	100
Turboflex (South Africa) (Pty) Limited	South Africa	Ordinary	100
Torsiflex Limited	England	Ordinary	100

        The principal activity of all the above operating companies was the design and manufacture of industrial power transmission components.

        The group has an investment in the following associated undertaking.

	Country of Registration	Holding	%
Rathi Turboflex Pty Limited	India	Ordinary	50

        The investment in the associated undertaking is not material therefore it has not been included in the consolidated results of the group.

        In February 2004 the Group acquired 100% of the issued share capital of Saftek Limited, a company based in Telford. The following table sets out the identifiable assets and liabilities acquired and their fair value to the Group:

Book and fair Value to Group
£'000
Tangible fixed assets	52
Stocks	55
Debtors	141
Creditors	(232)
Cash acquired	1
Obligations under finance leases and hire purchase contracts	(11)

6
Goodwill	(6)

Satisfied by:
Cash	—

        No fair value adjustments have been recorded as part of the acquisition accounting set out above.

Investments in own shares

2004 Group
£'000
Cost
Beginning of year	46
Additions	8
Disposals	(54)

End of year	—

        The investment in own shares comprised ordinary shares held by trustees of Hay Hall Trustees Limited ("the Trustees"). The shares were disposed of as part of the restructuring the Group undertook in the year.

14 Stocks

	2004 £'000	2003 £'000
Group
Raw materials and consumables	1,790	835
Work in progress	1,727	1,570
Finished goods and goods for resale	4,130	4,616

	7,647	7,021

        There is no material difference between the balance sheet value of stocks and their replacement cost.

Company

        The company held no stocks at either year end.

15 Debtors

	2004		2003
	Group	Company	Group	Company
	£'000	£'000	£'000	£'000
Amounts falling due within one year:
Trade debtors	6,945	1	5,716	14
Amounts owed by parent undertaking	150	150	—	1,494
Amounts owed by group undertakings	—	187	—	—
VAT	164	63	—
Deferred tax debtor	131	54	234	—
Prepayments and accrued income	594	187	520	288

	7,984	579	6,533	1,796

Amounts falling due after more than one year:
Amounts owed by group undertakings	—	2,410	—	1,905

16 Creditors: Amounts falling due within one year

	2004		2003
	Group	Company	Group	Company
	£'000	£'000	£'000	£'000
Bank loans and overdrafts	5,053	3,195	7,885	4,303
Trade creditors	5,317	—	3,764	—
Amounts due to group undertakings	—	—	—	—
Corporate tax payable	249	—	262	—
Other taxation and social security	484	—	399	—
Obligations under finance leases and hire purchase contracts	173	—	47	—
Accruals	1,188	184	1,203	623

	12,464	3,379	13,560	4,926

        The bank loans and overdrafts are secured by fixed and floating charges over the assets of the company and its subsidiary undertakings.

17 Creditors: Amounts falling due after more than one year

	2004		2003
	Group	Company	Group	Company
	£'000	£'000	£'000	£'000
Obligations under finance leases and hire purchase contracts	312	—	118	—

Finance leases

	2004	2003
	£'000	£'000
Amounts payable:
—Within one year	173	47
—between one and two years	151	118
—between two and five years	161	—

	485	165

18 Creditors: Amounts falling due after more than one year

	2004		2003
	Group	Company	Group	Company
	£'000	£'000	£'000	£'000
Borrowings	9,583	5,267	13,223	11,377
Loans comprise:
Senior loan	9,583	5,267	7,982	6,136
11% Mezzanine loan	—	—	1,250	1,250
6% Unsecured loan stock	—	—	3,991	3,991

	9,583	5,267	13,223	11,377

        The senior loans are at variable rate and are repayable in varying instalments. The loans are secured on the assets of the company and its subsidiary undertakings.

        The fixed rate mezzanine loan was converted into new C preference shares in July 2004.

        The fixed rate unsecured loan stock was converted into new B preference shares in July 2004.

Analysis of borrowings

        Loans are repayable by instalments and wholly within five years. Amounts due at 31 December are payable as follows:

	2004		2003
	Group	Company	Group	Company
	£'000	£'000	£'000	£'000
Amounts payable:
—within one year	1,200	1,200	1,200	1,200
—between one and two years	1,200	1,200	1,200	1,200
—between two and five years	8,561	4,237	12,212	10,355

	10,961	6,637	14,612	12,755
Loan issue costs not amortised	(178)	(170)	(189)	(178)

	10,783	6,467	14,423	12,577

        In accordance with Financial Reporting Standard 4, the carrying value of the loans is shown net of issue costs of which £52,000 (2003—£58,000) has been charged to the profit and loss account in the year.

19 Provisions for liabilities and charges

	2004		2003
	Group	Company	Group	Company
	£'000	£'000	£'000	£'000
Deferred tax
At beginning of period	234	—	—	—
(Charged to) credited to the profit and loss account	(108)	54	234	—
Differences on exchange	5	—	—	—
Transferred to debtors (note 16)	(131)	(54)	(234)	—

At end of period	—	—	—	—

The deferred tax provision comprises:
Accelerated capital allowances	130	—	262	—
Other timing differences	1	54	(28)	—

	131	54	234	—

        The group also has losses of £867,000 (2003: £867,000), giving a deferred tax asset of £260,000 (2003: £260,000) which is unprovided. This deferred tax asset has not been recognised on the basis that it is unlikely to be utilised in the foreseeable future.

20 Called-up share capital

	2004	2003
	£'000	£'000
Authorised
1,533,000 C preference shares of £1 each	1,533	—
5,396,000 B preference shares of £1 each	5,396	—
21,361,500 redeemable preference shares of £0.01 each	214	214
2,250,000 'A' ordinary snares of £1 each	2,250	2,250
381,500 ordinary shares of £1 each	381	381

	9,774	2,845

Allotted, called-up and fully-paid
1,532,500 C preference snares of £1 each	1,532	—
4,363,656 B preference shares of £1 each	4,364	—
21,361,500 redeemable preference shares of £0.01 each	214	214
2,250,000 'A' ordinary shares of £1 each	2,250	2,250
250,000 ordinary shares of £1 each	250	250

	8,610	2,714

        On 21 May 2004 the authorised share capital of the Company was increased by £6,929,000 by the creation of 1,533,000 C preference shares of £1 each and 5,396,000 B preference shares of £1 each.

        On 21 May 2004, 1,532,500 C preference shares and 4,363,656 B preference shares with a combined nominal value of £5,896,156 were issued at par in exchange for cancellation of an equivalent amount of debt and unpaid interest due thereon.

Principal features of each class of share

C preference shares and B preference shares

        The C and B preference shares carry no rights to any income.

Redeemable preference shares

        Up until 21 May 2004 the redeemable preference shares carried rights to a 5% dividend on the amount paid up with dividends payable on 15 August and 15 February each year and the holders entitled first to any arrears of dividends not paid. Any amounts not paid on the due dates were increased by an amount equivalent to interest thereon at 2% above base rate. Details of arrears on the redeemable preference shares up to 21 May 2004 are set out in note 10 to the accounts.

        With effect from 21 May 2004 the rights to receive dividends and any penalty dividends in respect of late payment of such dividends was removed.

        The preference shares are redeemable at the paid up amount by the company in multiples of 50,000 shares with one month's notice, subject to any arrears on dividends, but in any event as follows:

31 December	Number of shares
2006	5,340,375
2007	5,340,375
2008	5,340,375
2009	5,340,375

21,361,500

        If the company is unable to redeem the shares on the above dates, the shares must be redeemed at the first subsequent available time, with interest of 2% above base rate per annum payable during any period of delay.

        On a winding up of the company the preference share holders are entitled to the amount paid up on the shares followed by any arrears on dividends, being paid before any amounts due to the holders of the ordinary shares.

        The preference shares do not carry rights to vote at general meetings unless any such shares due to be redeemed have remained unredeemed for a period exceeding 28 days from the due date.

'A' ordinary and ordinary shares

        The 'A' ordinary and ordinary shareholders rank equally and are entitled to any residue of dividends declared after the preference share dividends up to 21 May 2004 and any arrears thereon have been declared and paid. The dividends will be distributed in proportion to the number of shares held.

        On winding up of the company, the 'A' ordinary and ordinary shareholders rank equally and are entitled to the amounts paid up on the shares, after firstly the C preference shareholders, secondly the B preference shareholders and thirdly the redeemable preference shareholders have been paid. Thereafter, any remaining surplus will be distributed to the 'A' ordinary and ordinary shareholders in proportion to the number of shares held.

        Each 'A' ordinary and ordinary share carries one vote per share in general meetings.

21 Reserves

Group	Share premium account	Revaluation Reserve	Other Reserve	Profit and loss account	Total
	£'000	£'000	£'000	£'000	£'000
Beginning of year	20,290	260	4,641	(27,514)	(2,323)
Retained profit for the year	—	—	—	470	470
Loss on foreign currency translation	—	—	—	(59)	(59)
Transfer of depreciation on revalued assets	—	(3)	—	3	—
Other finance costs of non-equity shares	—	—	—	72	72
Preference share dividends accrued	—	—	82	—	82

End of year	20,290	257	4,723	(27,028)	(1,758)

Company
Beginning of year	20,290	—	4,641	(21,562)	3,369
Retained profit for the year	—	—	—	894	894
Other finance costs of non-equity shares	—	—	—	72	72
Preference share dividends accrued	—	—	82	—	82

End of year	20,290	—	4,723	(20,596)	4,417

        The cumulative amount of goodwill written off directly against the Group's reserves was £11,169,000 (2003: £11,169,000).

22 Reconciliation of movements in shareholders' funds

	2004		2003
	Group	Company	Group	Company
	£'000	£'000	£'000	£'000
Profit for the financial year	624	1,048	344	(4,769)
Issue of share capital	5,896	5,896	—	—
Dividends proposed on non-equity shares	(82)	(82)	(1,227)	(1,227)
Dividends on non-equity shares accrued to other reserve	82	82	1,227	1,227
(Loss) on foreign currency translation	(59)	—	(117)	—

Net addition to (reduction in) shareholders' funds	6,461	6,944	227	(4,769)
Opening shareholders' funds	391	6,083	164	10,852

Closing shareholders' funds	6,852	13,027	391	6,083

23 Reconciliation of operating profit to operating cash flows

	2004	2003
	£'000	£'000
Operating profit	2,520	1,771
Depreciation and amortisation charges	1,455	1,546
Decrease (increase) in stocks	(618)	(140)
(Increase) decrease in debtors	(1,518)	867
Increase (decrease) in creditors	1,980	(867)

Net cash inflow from operating activities	3,819	3,177

24 Analysis and reconciliation of net debt

	At start of year	Cash flow	At end of year
	£'000	£'000	£'000
Cash in hand, at bank	1,662	296	1,958
Overdrafts	(6,685)	2,832	(3,853)

		3,128

Debt due after one year	(13,223)	3,640	(9,583)
Debt due within one year	(1,200)	—	(1,200)

Net debt	(19,446)	6,768	(12,678)

	2004	2003
	£'000	£'000
Increase in cash in the year	3,128	372
Cash inflow from decrease in debt	3,640	1,403

Change in net debt resulting from cash flows in year	6,768	1,775
Net debt at start of year	(19,446)	(21,221)

Net debt at end of year	(12,678)	(19,446)

25 Guarantees and other financial commitments

a)
Capital commitments

        At the end of the year, capital commitments were:

Group	2004	2003
	£'000	£'000
Contracted but not provided for	—	—

Company

        The company had no capital commitments at either year end.

b)
Operating lease commitments

        Annual commitments under non-cancellable operating leases are as follows:

Group	Land and buildings 2004	Plant and machinery 2004	Land and Buildings 2003	Plant and machinery 2003
	£'000	£'000	£'000	£'000
Expiry date
—within one year	5	39	40	15
—between one and two years	—	18	—	—
—between two and five years	441	51	175	62
—after five years	—	—	200	—

	446	108	415	77

Company	Land and Buildings 2004	Land and Buildings 2003
	£'000	£'000
Expiry date
—between two and five years	5	5

	5	5

c)
Other commitments

        Other commitments extant at the year end were as follows:

Group	2004	2003
	£'000	£'000
Trade guarantees	79	74
HM Customs and Excise	36	60

Company

        Cross guarantees between the Group companies are in place to guarantee the Group's borrowings.

26 Pension arrangements

Composition of the Scheme

        The Group operates a defined benefit scheme in the UK. A full actuarial valuation was carried out at 05 April 2003 and updated to 31 December 2004 by a qualified actuary. The major assumptions used by the actuary were:

	At 31 December 2004	At 31 December 2003
Rate of increase in pensions in payment (where increases are not fixed)	2.65%	2.50%
Discount rate	5.55%	5.75%
Inflation assumption	2.75%	2.60%

        The scheme also holds assets and liabilities in respect of defined contribution benefits. As at 31 December 2004, the liabilities and matching assets have a value of £1,217,700 and are excluded from the following figures.

        The following disclosures relate to amounts that will be recognised in the financial statements upon full adoption of FRS17.

        The assets in the scheme and expected rates of return were:

	Long term rate of return expected at 31 December 2004	Market Value at 31 December 2004	Long term rate of return expected at 31 December 2003	Market Value at 31 December 2003
		£'000		£'000
Equities	8.00%	11,309	8.00%	11,187
Bonds	5.20%	13,289	5.40%	12.234
Cash	4.50%	55	4.00%	453

Total market value of assets		24,653		23,874
Present value of scheme liabilities		26,796		26,357

(Deficit) surplus in the Scheme		(2,143)		(2,483)
Related deferred tax asset (liability)		642		745

Net pension asset (liability)		(1,501)		(1,738)

        This deficit will have a consequential effect on reserves.

	31 December 2004	31 December 2003
	£,000	£,000
Analysis of the amount charged in operating profit
Current service cost	180	165
Past service cost	—	—
Curtailment (gain)/loss	—	—

Total Operating Charge	180	165

Analysis of the amount credited to other finance income
Expected return on pension scheme assets	1,555	1,414
Interest on pensions scheme liabilities	(1,495)	(1,533)

Net return	60	(119)

	31 December 2004	31 December 2003
	£,000	£,000
Analysis of amount recognised in statement of total recognised gains and losses (STRGL)
Actual return less expected return on scheme assets	417	1,280
Experience gains and losses arising on the scheme liabilities	462	962
Changes in assumptions underlying the present value of the scheme liabilities	(346)	(1,926)

Actuarial gain recognised in STRGL	533	316

Movement in (deficit) surplus during the period
(Deficit) surplus in scheme at beginning of the period	(2,483)	(2,365)
Movement in the period:
Current service cost	(180)	(165)
Contributions	(73)	(150)
Past service cost	—	—
Curtailments gain/(loss)	—	—
Other finance income	60	(119)
Actuarial gain	533	316

	(2,143)	(2,483)

History of experience gains and losses
Actuarial less expected return	417	1,280
	2%	5%
Experience gain (losses) on the liabilities	462	962
	2%	4%
Total amount recognised in the STRGL	533	315
	2%	1%

27 Related party disclosures

        The company's ultimate parent company is Hay Hall Holdings Limited, a company incorporated in England and Wales.

        The largest group in which the results of the company are consolidated is that headed by Hay Hall Holdings Limited. The consolidated financial statements of Hay hall Holdings Limited are available to the public and may be obtained from Hay Hall Holdings Limited, PO Box 5114, Hay Hall Works, Redfern Road, Tyseley, Birmingham, B11 2BE.

        In accordance with Financial Reporting Standard 8, transactions with other members of the group headed by the company are not disclosed, because the company's accounts are presented together with the group's consolidated accounts and all such transactions have been eliminated on consolidation.

        The company has provided a loan of £150,000 to its parent company, Hay Hall Holdings Limited.

28 Summary of differences between accounting principles in the United Kingdom and the United States of America

  The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United Kingdom ("UK GAAP") which differs in certain respects from accounting principles in the United States of America ("US GAAP").

  The following are the adjustments to net income and shareholders' surplus determined in accordance with UK GAAP, necessary to reconcile to net income and shareholders' surplus determined in accordance with US GAAP.

	Notes	2004 £'000	2003 £'000
Net income in accordance with UK GAAP		624	344
Goodwill	a	334	334
Tangible assets	b	5	5
Pension	c	340	(118)
Deferred tax	d	(103)	35

Net income in accordance with US GAAP		1,200	600

Shareholders' surplus in accordance with UK GAAP		6,852	391
Goodwill	a	1,522	1,184
Tangible assets	b	(275)	(274)
Pension	c	(2,143)	(2,483)
Deferred tax	d	642	745

Shareholders' surplus in accordance with US GAAP		6,598	(437)

(a)
Goodwill Amortization

    Under UK GAAP, goodwill is recorded at its actual cost in sterling, or at the original foreign currency amount translated at the exchange rate applying on the acquisition date. Goodwill is then held in the currency of the acquiring entity at historic cost and amortized at a rate calculated to write off its value on a straight-line basis over its estimated useful life, which is currently considered to be twenty years. Furthermore, goodwill is reviewed for impairment if events or changes in circumstances indicate that the carrying value may not be recoverable.

    Under US GAAP, goodwill is not amortized but rather tested at least annually for impairment. Furthermore, goodwill is denominated in the functional currency of the acquired entity. Consequently, the goodwill is retranslated at each period end at the closing rate of exchange.

(b)
Tangible Assets

    Under UK GAAP, certain assets may be revalued, while under US GAAP, they are shown as historical cost.

(c)
Pensions

    Under UK GAAP, the Group follows SSAP 24, 'Accounting for Pension Costs', under which contributions payable to defined benefit pension schemes are recognized over the employees' working lives. Pension plan assets and liabilities are valued based upon the actuary's best estimate of the assumptions taken as a whole. The regular cost is attributed to individual years using the projected unit method. Variations in the pension cost, which are identified as a result of actuarial valuations, are amortized over the expected average remaining working lives of employees as a level percentage of pensionable payroll. Differences between the amounts funded and the amounts charged to the profit and loss account are treated as either provisions or prepayments in the balance sheet. This results in an annual pension expense that is a substantially level percentage of the current and expected future pensionable payroll.

    Under US GAAP, the accounting for pension costs follows SFAS 87, Employers' Accounting for Pensions, which is more prescriptive in respect of actuarial assumptions which must be used and the allocation of costs to accounting periods. US GAAP requires each significant assumption to determine the annual pension cost to be a best estimate with respect to that individual assumption. Under SFAS 87 the accounts broadly reflect the funding status of the scheme, but with plan assets being valued by reference to market-related values at the date of the financial statements. There is also some scope for spreading unrecognised prior service cost and unrecognised gains and losses over the employees' working lives. In addition, under US GAAP, a minimum pension liability is recognised, as a component of other comprehensive income, in certain circumstances when there is a deficit of plan assets relative to the accumulated benefit obligation. This results in a pension prepayment or liability that is a closer reflection of the funding status of the scheme.

(d)
Deferred tax

    Under UK GAAP, deferred taxation is provided in full on timing differences that result in an obligation at the balance sheet date to pay more tax, or a right to pay less tax, at rates expected to apply when they crystallise, based on current tax rates and law. Timing differences arise from the inclusion of items of income and expenditure in taxation computations in periods different from those in which they are included in the financial statements. Deferred tax assets are regarded as recoverable and recognised only to the extent that, on the available evidence, it can be regarded as more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

    Under US GAAP, deferred taxation is provided on all temporary differences under the liability method, subject to a valuation allowance on deferred tax assets where applicable, in accordance with SFAS 109, Accounting for Income Taxes. The adjustments in respect of deferred tax relate solely to the tax effect of the pension US GAAP adjustments described herein.

1.
Balance sheet and profit and loss account presentation

  General

    The format of a balance sheet prepared in accordance with UK GAAP differs in certain respects from US GAAP. UK GAAP requires assets to be presented in ascending order of liquidity whereas US GAAP assets are presented in descending order of liquidity. In addition, current assets under UK GAAP include amounts that fall due after more than one year, whereas under US GAAP, such assets are classified as non-current assets.

  Pensions

    Under UK GAAP, pension scheme assets and liabilities are not presented on the balance sheet, with the exception of prepaid or accrued contributions. Under US GAPP, assets and liabilities of different plans are offset in presentation. Furthermore, under US GAAP the discount on retired partners' annuity provision would be classified as an operating expense rather than as interest expense.

2.
Consolidated statement of cash flow

  The consolidated statement of cash flow prepared under UK GAAP presents substantially the same information as that required under US GAAP. Cash flow under UK GAAP represents increases or decreases in "cash," which comprises cash in hand, deposits repayable on demand and bank overdrafts. Under US GAAP, cash flow represents increases or decreases in "Cash and Cash Equivalents", which includes short-term, highly liquid investments with original maturities of less than three months, and excludes bank overdrafts.

  Under UK GAAP, cash flows are presented separately for operating activities, equity dividends, returns on investment and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, management of liquid resources and financing activities. Under US GAAP, only three categories of cash flow activity are presented, being cash flows relating to operating activities, investing activities and financing activities. Cash flows from taxation and returns on investments and servicing of finance, with the exception of servicing of members' finance, are included as operating.

  The following statements summarise the statements of cash flows as if they had been presented in accordance with US GAAP, and include the adjustments that reconcile cash and cash equivalents under US GAAP to cash and short term deposits under UK GAAP.

	2004 £'000	2003 £'000
Net cash provided by operating activities	2,254	2,038
Net cash used in investing activities	(1,036)	(285)
Net cash provided by (used in) financing activities	1,910	(1,381)

Net decrease in cash and cash equivalents	3,128	372
Cash and cash equivalents under US GAAP at beginning of the period	(5,023)	(5,395)

Cash and cash equivalents under US GAAP at end of the period	(1,895)	(5,023)

Cash and cash equivalents under UK GAAP at end of the period	(1,895)	(5,023)

The Hay Hall Group Limited and subsidiary undertakings
Unaudited Summarised Profit and Loss Account

	Nine months ended 30 Sept 2005 £'000	Nine months ended 30 Sept 2004 £'000	Twelve months ended 31 Dec 2004 £'000
Turnover	30,099	29,375	39,082
Operating costs less other income	(27,194)	(27,032)	(36,224)
Goodwill amortisation	(253)	(253)	(338)

Operating Profit	2,652	2,090	2,520
Exceptional Items	—	—	—

Profit on ordinary activities	2,652	2,090	2,520
Net interest payable	(813)	(1,123)	(1,425)

Profit on ordinary activities before taxation	1,839	967	1,095
Taxation on profit for the financial period	(671)	(400)	(471)

Profit on ordinary activities after taxation	1,168	567	624
Dividends	—	(82)	(82)
Profit attributable to shareholders	1,168	485	542

The Hay Hall Group Limited and subsidiary undertakings
Unaudited Summarised Balance Sheet

	Nine months ended 30 Sept 2005 £'000	Nine months ended 30 Sept 2004 £'000	Twelve months ended 31 Dec 2004 £'000
Fixed assets
Intangible assets	5,329	5,352	5,225
Tangible assets	6,322	6,563	6,397
Investments	15	—	—

	11,666	11,915	11,622
Current assets
Stocks	8,397	7,398	7,647
Debtors and Prepayments	8,479	8,398	7,984
Cash at bank and in hand	228	—	1,958

	17,104	15,796	17,589
Creditors: amounts due within one year	(11,015)	(12,238)	(12,776)

Net current assets	6,089	3,558	4,813

Total assets less current liabilities	17,755	15,473	16,435

Creditors: amounts falling due after one year	(9,717)	(8,474)	(9,583)

	8,038	6,999	6,852

Capital and reserves
Called up share reserve	8,610	8,610	8,610
Revaluation Reserve	257	260	257
Other Reserve	4,723	4,723	4,723
Share premium account	20,290	20,290	20,290
Profit and loss account	(25,842)	(26,884)	(27,028)

	8,038	6,999	6,852

The Hay Hall Group Limited and subsidiary undertakings
Unaudited Summarised Cash Flow Statement

	Nine months ended 30 Sept 2005 £'000	Nine months ended 30 Sept 2004 £'000	Twelve months ended 31 Dec 2004 £'000
Operating profit	2,652	2,090	2,520
Depreciation and amortisation charges	1,056	1,081	1,455
(Increase) Decrease in stocks	(648)	(289)	(618)
(Increase) Decrease in Debtors	(644)	(1,933)	(1,518)
Increase (Decrease) in Creditors	(789)	1,471	1,980

Net cash inflow from operating activities	1,627	2,420	3,819
Net cash outflow for servicing of finance	(584)	(904)	(1,260)
Net cash outflow for taxation	(117)	(292)	(305)
Net cash outflow for capital expenditure	(615)	(890)	(1,034)
Net cash outflow for acquisitions and disposals	(158)	(2)	(2)

Cash inflow (outflow) before financing	153	332	1,218

Financing:
New finance leases		462	462
Capital element of finance lease rental payments	(125)	(126)	(152)
New loans	214	—	3,000
Repayment of loans	(403)	(907)	(1,400)

Net cash inflow (outflow) from financing	(314)	(571)	1,910

Increase (decrease) in cash in the period	(161)	(239)	3,128

The Hay Hall Group Limited and subsidiary undertakings
Unaudited Reconciliation of Shareholders' funds and Movement on Reserves

	Share Capital £'000	Share Premium £'000	Revaluation Reserve £'000	Other Reserve £'000	Proft and Loss £'000	Total £'000
At 1 January 2004	2,714	20,290	260	4,641	(27,514)	391
Retained profit for the year					542	470
Loss on foreign currency translation					(59)	(59)
Transfer of depreciation on re-valued assets			(3)		3	—
Other finance costs of non-equity shares					(72)	(72)
Issued share capital	5,896					5,896
Preference share dividends accrued				82		82

At 31 December 2004	8,610	20,290	257	4,723	(27,028)	6,852

Retained profit for the year					1,168	1,168
Loss on foreign currency translation					18	18

At 30 September 2005	8,610	20,290	257	4,273	(25,842)	8,038

Accounting Policies

1
Basis of Preparation

        The financial statements have been prepared under the historical cost convention. The financial statements for the year ended 31 December 2004 and the period ended 30 September 2005 and 2004 have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP") as applied by the company in prior accounting periods.

2
Basis of Consolidation

        The comparative figures for the year ended 31 December 2004 were derived from the statutory accounts for that year which have been delivered to the Registrar of Companies. Those accounts received an unqualified audit report, which did not contain statements under Section 237 (2) or (3) of the Companies Act 1985.

3
The financial information shown in this publication is Unaudited and does not constitute statutory accounts as defined in Section 240 of the Companies Act 1985.

4
Turnover represents amounts receivable for goods and services provided in the normal course of business, net of trade discounts, VAT and other sales relates taxes.

5
No interim dividend has been declared.

6 Summary of differences between accounting principles in the United Kingdom and the United States of America

  The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United Kingdom ("UK GAAP") which differs in certain respects from accounting principles in the United States of America ("US GAAP").

  The following are the adjustments to net income and shareholders' surplus determined in accordance with UK GAAP, necessary to reconcile to net income and shareholders' surplus determined in accordance with US GAAP.

	Nine Months Ended 30 Sept.
	Notes	2005 £'000	2004 £'000
Net income in accordance with UK GAAP		1,168	567
Goodwill	a	253	253
Tangible assets	b	4	4
Pension	c	60	255
Deferred tax	d	(15)	(77)

Net income in accordance with US GAAP		1,470	1,002

Shareholders' surplus in accordance with UK GAAP		8,038	6,999
Goodwill	a	1,775	1,441
Tangible assets	b	(271)	(275)
Pension	c	(2,083)	(2,228)
Deferred tax	d	625	668

Shareholders' surplus in accordance with US GAAP		8,084	6,605

(a)
Goodwill Amortization

    Under UK GAAP, goodwill is recorded at its actual cost in sterling, or at the original foreign currency amount translated at the exchange rate applying on the acquisition date. Goodwill is then held in the currency of the acquiring entity at historic cost and amortized at a rate calculated to write off its value on a straight-line basis over its estimated useful life, which is currently considered to be twenty years. Furthermore, goodwill is reviewed for impairment if events or changes in circumstances indicate that the carrying value may not be recoverable.

    Under US GAAP, goodwill is not amortized but rather tested at least annually for impairment. Furthermore, goodwill is denominated in the functional currency of the acquired entity. Consequently, the goodwill is retranslated at each period end at the closing rate of exchange.

(b)
Tangible Assets

    Under UK GAAP, certain assets may be revalued, while under US GAAP, they are shown as historical cost.

(c)
Pensions

    Under UK GAAP, the Group follows SSAP 24, "Accounting for Pension Costs", under which contributions payable to defined benefit pension schemes are recognized over the employees' working lives. Pension plan assets and liabilities are valued based upon the actuary's best estimate of the assumptions taken as a whole. The regular cost is attributed to individual years using the projected unit method. Variations in the pension cost, which are identified as a result of actuarial valuations, are amortized over the expected average remaining working lives of employees as a level percentage of pensionable payroll. Differences between the amounts funded and the amounts charged to the profit and loss account are treated as either provisions or prepayments in the balance sheet. This results in an annual pension expense that is a substantially level percentage of the current and expected future pensionable payroll.

    Under US GAAP, the accounting for pension costs follows SFAS 87, Employers' Accounting for Pensions, which is more prescriptive in respect of actuarial assumptions which must be used and the allocation of costs to accounting periods. US GAAP requires each significant assumption to determine the annual pension cost to be a best estimate with respect to that individual assumption. Under SFAS 87 the accounts broadly reflect the funding status of the scheme, but with plan assets being valued by reference to market-related values at the date of the financial statements. There is also some scope for spreading unrecognised prior service cost and unrecognised gains and losses over the employees' working lives. In addition, under US GAAP, a minimum pension liability is recognised, as a component of other comprehensive income, in certain circumstances when there is a deficit of plan assets relative to the accumulated benefit obligation. This results in a pension prepayment or liability that is a closer reflection of the funding status of the scheme.

(d)
Deferred tax

    Under UK GAAP, deferred taxation is provided in full on timing differences that result in an obligation at the balance sheet date to pay more tax, or a right to pay less tax, at rates expected to apply when they crystallise, based on current tax rates and law. Timing differences arise from the inclusion of items of income and expenditure in taxation computations in periods different from those in which they are included in the financial statements. Deferred tax assets are regarded as recoverable and recognised only to the extent that, on the available evidence, it can be regarded as more likely than not that there will be suitable taxable profits from which the future reversal of the underlying timing differences can be deducted.

    Under US GAAP, deferred taxation is provided on all temporary differences under the liability method, subject to a valuation allowance on deferred tax assets where applicable, in accordance with SFAS 109, Accounting for Income Taxes. The adjustments in respect of deferred tax relate solely to the tax effect of the pension US GAAP adjustments described herein.

1.
Balance sheet and profit and loss account presentation

  General

    The format of a balance sheet prepared in accordance with UK GAAP differs in certain respects from US GAAP. UK GAAP requires assets to be presented in ascending order of liquidity whereas US GAAP assets are presented in descending order of liquidity. In addition, current assets under UK GAAP include amounts that fall due after more than one year, whereas under US GAAP, such assets are classified as non-current assets.

  Pensions

    Under UK GAAP, pension scheme assets and liabilities are not presented on the balance sheet, with the exception of prepaid or accrued contributions. Under US GAPP, assets and liabilities of different plans are offset in presentation. Furthermore, under US GAAP the discount on retired partners' annuity provision would be classified as an operating expense rather than as interest expense.

2.
Consolidated statement of cash flow

  The consolidated statement of cash flow prepared under UK GAAP presents substantially the same information as that required under US GAAP. Cash flow under UK GAAP represents increases or decreases in "cash," which comprises cash in hand, deposits repayable on demand and bank overdrafts. Under US GAAP, cash flow represents increases or decreases in "Cash and Cash Equivalents", which includes short-term, highly liquid investments with original maturities of less than three months, and excludes bank overdrafts.

  Under UK GAAP, cash flows are presented separately for operating activities, equity dividends, returns on investment and servicing of finance, taxation, capital expenditure and financial investment, acquisitions and disposals, management of liquid resources and financing activities. Under US GAAP, only three categories of cash flow activity are presented, being cash flows relating to operating activities, investing activities and financing activities. Cash flows from taxation and returns on investments and servicing of finance, with the exception of servicing of members' finance, are included as operating.

  The following statements summarise the statements of cash flows as if they had been presented in accordance with US GAAP, and include the adjustments that reconcile cash and cash equivalents under US GAAP to cash and short term deposits under UK GAAP.

	Nine Months Ended 30 Sept.
	2005 £'000	2004 £'000
Net cash provided by operating activities	2,254	2,038
Net cash used in investing activities	(1,036)	(285)
Net cash provided by (used in) financing activities	1,910	(1,381)

Net decrease in cash and cash equivalents	3,128	372
Cash and cash equivalents under US GAAP at beginning of the period	(5,023)	(5,395)

Cash and cash equivalents under US GAAP at end of the period	(1,895)	(5,023)

Cash and cash equivalents under UK GAAP at end of the period	(1,895)	(5,023)

QuickLinks

  Exhibit 99.2